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                  JOINT STATEMENT PURSUANT TO RULE 13d-1(k)(1)

                  Pursuant to Rule 13d-1 (k) (1) of the general rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of this amendment to the statement on Schedule 13G and any subsequent amendments thereto.

DATED:   February 15, 2001



                                     /s/ Ernest H. Cockrell
                                     -------------------------------------------
                                     Ernest H. Cockrell


                                     TEXAS PRODUCTION COMPANY


                                     By: /s/ Ernest H. Cockrell
                                         ---------------------------------------
                                         Ernest H. Cockrell,
                                         Chairman



                                     COCKRELL INVESTMENT PARTNERS, L.P.


                                     By: TEXAS PRODUCTION COMPANY,
                                         Its General Partner

                                         By: /s/ Ernest H. Cockrell
                                             -----------------------------------
                                             Ernest H. Cockrell,
                                             Chairman


                                     COCKRELL EQUITY PARTNERS, L.P.


                                     By: TEXAS PRODUCTION COMPANY,
                                         Its General Partner

                                         By: /s/ Ernest H. Cockrell
                                             -----------------------------------
                                             Ernest H. Cockrell,
                                             Chairman